As filed with the Securities and Exchange Commission on May 17, 2006
Registration No. 333-134112

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
34-1111088

(I.R.S. Employer Identification No.)

1900 East Ninth Street
Cleveland, Ohio	44114

(Address of Principal Executive Offices)	(Zip Code)
National City Corporation 2004 Deferred Compensation Plan

(Full Title of the Plan)
David L. Zoeller, Esq.
Executive Vice President and General Counsel
National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114

(Name and Address of Agent For Service)
(216) 222-2000

(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE
This post-effective amendment no. 1 to form S-8 registration statement (333-134112) is being filed to amend the signature page of the form S-8 registration statement (333-134112), filed on May 15, 2006, to correct the title of the signing principal financial officer, Jeffrey D. Kelly, to Vice Chairman and Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, National City certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 17th day of May, 2006.

NATIONAL CITY CORPORATION

By	/s/ Thomas A. Richlovsky

Thomas A. Richlovsky
Senior Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on May 17, 2006.

/s/ David A. Daberko*	Chairman and Chief Executive Officer

David A. Daberko	(Principal Executive Officer)

/s/ Jeffrey D. Kelly	Vice Chairman and Chief Financial Officer

Jeffrey D. Kelly	(Principal Financial Officer)

/s/ Thomas A. Richlovsky	Senior Vice President and Treasurer

Thomas A. Richlovsky	(Principal Accounting Officer)

/s/ Jon E. Barfield*	Director

Jon E. Barfield

/s/ James S. Broadhurst*	Director

James S. Broadhurst

/s/ Christopher M. Connor*	Director

Christopher M. Connor

/s/ Bernadine P. Healy, M.D.*	Director

Bernadine P. Healy, M.D.

/s/ S. Craig Lindner*	Director

S. Craig Lindner

/s/ Paul A. Ormond*	Director

Paul A. Ormond

/s/ Gerald L. Shaheen*	Director

Gerald L. Shaheen

/s/ Jerry Sue Thornton, Ph.D.*	Director

Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss*	Director

Morry Weiss

*	David L. Zoeller, Executive Vice President and General Counsel of National City, as attorney-in-fact, signs this document on behalf of the above-named officers and directors pursuant to powers of attorney duly executed by such officers and directors and filed with the registration statement on Form S-8 (No. 333-12156) filed with the Securities and Exchange Commission on December 22, 2004.

/s/ David L. Zoeller*

David L. Zoeller, attorney-in-fact

EXHIBIT INDEX

5*	Opinion of National City Corporation Law Department regarding legality.
23.1*	Consent of National City Law Department (included in Exhibit 5).
23.2*	Consent of Ernst & Young LLP.
24*	Power of Attorney.

*	Previously filed